UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2014

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the attached press release, the Board of Directors of CME Group Inc. ("CME Group" or the "Company") approved changes to its leadership structure to better meet the needs of its global client base.

In connection with these changes, Bryan T. Durkin, 53, who has served as our Chief Operating Officer since 2007, will take on the newly created role of Chief Commercial Officer to comprehensively serve and support our global client base by ensuring the development, delivery and maintenance of industry leading products, platforms and services. Kim Taylor, 53, will lead all of the company’s operational functions globally – Clearing, Operations, Technology and Platform Development – as our President, Global Operations, Technology & Risk and will be charged with bringing new trading and clearing products and services to market. Ms. Taylor previously served as our President, CME Clearing since 2004.

No changes were made to the compensation for Mr. Durkin and Ms. Taylor in connection with these changes and they continue to be compensated on terms commensurate with other members of the Executive Team.

There are no family relationships existing between these executive officers and any other executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which such executive officers or any member of their respective immediate family had or will have an interest.

Item 9.01 Financial Statements and Exhibits.

Press Release, dated September 15, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

September 15, 2014	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 15, 2014.